EXHIBIT OO
THIRD AMENDMENT
TO
FEDERAL SIGNAL CORPORATION
SAVINGS RESTORATION PLAN
     WHEREAS, Federal Signal Corporation (the “Company”) maintains the Federal Signal Corporation Savings Restoration Plan (the “Plan”); and
     WHEREAS, amendment of the Plan now is considered desirable in order to reflect the change to the matching contribution under the Plan to zero percent (0%) effective for pay periods ending after December 31, 2008;
     NOW, THEREFORE, IT IS RESOLVED that, pursuant to the power reserved to the Benefits Planning Committee under Section 12 of the Plan, the Plan is hereby amended in the following particulars, all effective as of December 31, 2008:
     1. By substituting the phrase “equal to a percentage (as determined by the Committee from time to time, which may be zero percent) of the amount of the Participant’s Compensation” for the phrase “equal to 50% of 6% of the amount of the Participant’s Compensation” where the latter phrase appears in the second sentence of subsection 4.2 of the Plan.
     2. By adding the following sentence at the end of the first paragraph of subsection 4.2 of the Plan:
“Effective for pay periods ending after December 31, 2008, the Matching Contribution shall be equal to zero percent (0%) of the amount of the Participant’s Compensation.”

* * *
          IN WITNESS WHEREOF, this Amendment has been executed by the Benefits Planning Committee on behalf of the Company, this                      day of December, 2008.

FEDERAL SIGNAL CORPORATION BENEFITS PLANNING COMMITTEE

President and Chief Executive Officer,
William H. Osborne

Sr. Vice President and Chief Financial Officer,
William G. Barker, III

Sr. VP, HR, General Counsel and Secretary,
Jennifer L. Sherman

Vice President, Human Resources, SSG,
Guy T. Wernet

Vice President, Human Resources, ESG,
Julie A. Cook